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                              EXHIBIT 23(h)(2)(i)

                       SCHEDULE TO TRANSFER AGENT AGREEMENT

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                          SCHEDULE A DATED JUNE 8, 2000
                         TO THE TRANSFER AGENT AGREEMENT
                               DATED APRIL 1, 1999
                                     BETWEEN
                                CNI CHARTER FUNDS
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

                  Pursuant to the Preamble, the Transfer Agent
               shall provide services to the following Portfolios:

                             Prime Money Market Fund
                          Government Money Market Fund
                     California Tax Exempt Money Market Fund
                          Large Cap Growth Equity Fund
                           Large Cap Value Equity Fund
                         California Tax Exempt Bond Fund
                               Corporate Bond Fund
                              Government Bond Fund
                              High Yield Bond Fund
                             Technology Growth Fund








The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.